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                                                                 Exhibit 99(i)



                       Consent & Opinion of Legal Counsel


    The Undersigned consents to the use of his name and the references in the Post Effective Amendment to the Registration Statement on Form N-1A of the STAAR INVESTMENT TRUST, of his opinion dated February 28, 2004.


Pittsburgh, PA.                 /s/ Thomas E. Sweeney, Jr.
                                --------------------------
Date: February 28, 2004         Thomas E. Sweeney, Jr




                            Sweeny & Associates, P.C.
                                 P.O. Box 82637
                            158 West Hutchinson Ave.
                              Pittsburgh, PA 15218
                              Phone (412) 731-1000
                               Fax (412) 731-9090

                                February 28, 2003

The Securities and Exchange Commission
Washington DC 20549

    Re: The Staar Investment Trust, (Posteffective Amendment to the Registration Statement on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940

Gentlemen:

    I have acted as counsel for the Staar Investment Trust (the"Trust"), a Pennsylvania business trust, in connection with the Posteffective Amendment to the Registration Statement filed by the Trust on Form N-1A covering an indefinite number of units of beneficial interests in the Trust designated as Funds established by the Trust. I have examined the Declaration of Trust, the By-Laws and the Actions of Trustees in connection with the establishment of the Funds. Based on such examination, I am of the opinion that:

    (1) The beneficial interests of the Trust have been duly authorized and the respective Funds of the Trust are duly established and authorized; and, when issued will be validly issued beneficial interests in the Trust and of the respective Funds in which such interests are invested.

    (2) When sold and issued, the said beneficial interests of the Trust will be validly issued, fully paid and non-assessable interests in the Trust in accordance with their respective Fund designations.

                                               Yours Very Truly,

                                               /s/ Thomas E. Sweeney, Jr
                                               ---------------------------
                                               Thomas E. Sweeney, Jr